SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 3, 2006

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)

(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02   Termination of a Material Definitive Agreement

On April 3, 2006, the Company entered into an agreement with WTI Communications, Inc. and its shareholders to terminate all proposed agreements and transactions related to the proposed acquisition of the stock of WTI Communications, Inc. by the Company’s wholly-owned subsidiary, Creative Business Concepts, Inc. The proposed acquisition was subject to a number of conditions to closing which, through the fault of none of the parties, had not occurred. The Company and WTI Communications, Inc. and its shareholders amicably agreed to not pursue a closing of the proposed transaction. The effective date of the termination was set at March 31, 2006, as agreed by the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ Thomas Hemingway
Thomas Hemingway, Chairman

Date:	April 7, 2006